UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	001-37481	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2019, Pershing Gold Corporation, a corporation existing under the laws of the State of Nevada (“Pershing Gold”), completed a merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger by and among Pershing Gold, Americas Silver Corporation, a corporation incorporated under the Canada Business Corporations Act (“Americas Silver”), and R Merger Sub, Inc., a corporation existing under the laws of the State of Nevada (“Merger Sub”) and wholly-owned subsidiary of Americas Silver, dated as of September 28, 2018, as amended on March 1, 2019 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Pershing Gold, with Pershing Gold continuing as the surviving entity and as a wholly-owned subsidiary of Americas Silver.

At the effective time of the Merger on April 3, 2019 (the “Effective Time”), each issued and outstanding share of common stock of Pershing Gold (“Pershing Gold Common Stock”) was canceled and extinguished and automatically converted into the right to receive 0.715 common shares of Americas Silver (the “Common Stock Exchange Ratio”). Additionally, each holder of Pershing Gold’s Series E Convertible Preferred Stock (“Pershing Gold Series E Preferred Stock”) was given the option to (a) convert their shares of Pershing Gold Series E Preferred Stock into shares of Pershing Gold Common Stock immediately before the Effective Time and exchange those shares of Pershing Gold Common Stock for Americas Silver common shares at the Common Stock Exchange Ratio at the Effective Time, or (b) exchange their Pershing Gold Series E Preferred Stock for shares of Americas Silver preferred stock at a ratio of 461.440 shares of Americas Silver preferred stock for each share of Pershing Gold Series E Preferred Stock (the “Preferred Stock Exchange Ratio”). Holders of 975 shares of Pershing Gold Series E Preferred Stock elected to convert their Pershing Gold Series E Preferred Stock into 344,734 shares of Pershing Gold Common Stock prior to the Effective Time. Holders of 7,971 shares of Pershing Gold Series E Preferred Stock elected to convert their Pershing Gold Series E Preferred Stock into shares of Americas Silver preferred stock at the Effective Time at the Preferred Stock Exchange Ratio.

In addition, at the Effective Time, each outstanding stock option and warrant to purchase Pershing Gold Common Stock was terminated. One warrant exercisable for 22,223 shares of Pershing Gold Common Stock was exchanged for a new warrant to purchase 15,889 common shares of Americas Silver on otherwise equivalent economic terms and conditions as were applicable to the warrant prior to the Merger. Additionally, each outstanding Pershing Gold restricted stock unit (“Pershing Gold RSUs”) was cancelled at the Effective Time and converted into the right to receive that number of Americas Silver Common Shares that the holders would have been entitled to in the Merger in respect of each share of Pershing Gold Common Stock underlying the Pershing Gold RSUs.

Mr. Stephen Alfers, former President and Chief Executive Officer of Pershing Gold, has been appointed to the board of directors of Americas Silver.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Pershing Gold’s Current Report on Form 8-K filed on October 4, 2018, and the First Amendment to Agreement and Plan of Merger, included as Exhibit 10.1 to its Current Report on Form 8-K filed on March 4, 2019, which are both incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Upon effectiveness of the Merger, and pursuant to the terms of the Merger Agreement, Pershing Gold issued 28,527,405 shares of common stock to Americas Silver. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The shares were issued in consideration for the issuance by Americas Silver of 24,849,270 shares of common stock and 3,678,135 shares of preferred stock to Pershing Gold’s former stockholders under the terms of the Merger Agreement.

Item 3.03	Material Modification to Right of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 4, 2019, Pershing Gold was notified of the resignation of KBL, LLP (“KBL”) as Pershing Gold’s independent registered public accounting firm effective immediately. The most recent report of KBL on Pershing Gold’s financial statements for each of the two (2) fiscal years ended December 31, 2018 and 2017, issued on April 2, 2019, did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to audit scope or accounting principles. The report was, however, qualified by uncertainty with respect to the substantial doubt about Pershing Gold’s ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017, and in the subsequent interim period through April 4, 2019, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KBL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures any of which, if not resolved to the satisfaction of KBL, would have caused KBL to make reference to the matter in their report.

The Company provided KBL with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KBL furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the statements made herein. A copy of KBL’s letter dated April 9, 2019, is filed as Exhibit 16.1 hereto.

Item 5.01	Change in Control of Registrant.

At the Effective Time, a change in control of Pershing Gold occurred, and Pershing Gold is now a wholly-owned subsidiary of Americas Silver. See Item 2.01 of this Current Report on Form 8-K, which is hereby incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 3, 2019, Stephen Alfers, Jeffrey Clevenger, Edward Karr, and Pamela Saxton resigned as directors of Pershing Gold, Stephen Alfers resigned as President and Chief Executive Officer of Pershing Gold, Eric Alexander resigned as Vice President, Finance and Controller of Pershing Gold, and Timothy Janke resigned as Chief Operating Officer of Pershing Gold, with such resignations effective as of the Effective Time.

On April 3, 2019, immediately after the Effective Time, Americas Silver, as the sole stockholder of Pershing Gold, elected Darren Blasutti, Warren Varga and Peter J. McRae to the board of directors (the “Board of Directors”) of Pershing Gold. On the same day, the Board of Directors appointed Mr. Blasutti as President of Pershing Gold, Mr. Varga as Treasurer of Pershing Gold, and Mr. McRae as Secretary of Pershing Gold, in each case to serve until their successor is elected. Because the Company is now a wholly-owned subsidiary of Americas Silver, no committee appointments are anticipated.

Mr. Blasutti, 50, is currently the President and Chief Executive Officer of Americas Silver. He was formerly the President and Chief Executive Officer of U.S. Silver and, prior to that, the President and Chief Executive Officer of RX Gold & Silver Inc., and former Senior Vice President of Corporate Development for Barrick Gold Corporation until January 2011. At Barrick Gold Corporation, he reported to the Chief Executive Officer and played a lead role in the strategic development of Barrick Gold Corporation for over thirteen (13) years, during which time he executed over twenty-five (25) gold mining transactions including the acquisition of Homestake Mining Company and Placer Dome Inc. and the consolidation of the world class Cortez property from Rio Tinto. Mr. Blasutti also led the creation of Barrick Energy Inc. to hedge Barrick Gold Corporation’s exposure to energy prices and was integral to the initial public offering of African Barrick Gold. During his tenure at Barrick, he also led the Investor Relations function. Mr. Blasutti is a member of the Chartered Professional Accountants Canada and was previously at PricewaterhouseCoopers LLP where he planned, supervised and managed audits for a variety of clients. Mr. Blasutti is currently a director of Chantrell Ventures Corp. Mr. Blasutti was chosen to be a director of Pershing Gold based on his extensive mining industry and operational experience.

Mr. Varga, 49, is currently the Chief Financial Officer of Americas Silver. He was formerly the Chief Financial Officer of US Silver & Gold and brings over twenty (20) years of progressive financial leadership and senior management expertise to Americas Silver. Prior to this, Mr. Varga held the role of Senior Director, Corporate Development at Barrick Gold Corporation. Mr. Varga is a member of the Canadian Institute of Chartered Accountants and a member of the Chartered Financial Analyst Institute. Mr. Varga was chosen to be a director of Pershing Gold based on his extensive experience in mining industry financial matters.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2019, the Board of Directors amended and restated the bylaws of Pershing Gold. The Third Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and are incorporated by reference herein.

On April 5, 2019, Pershing Gold amended and restated its articles of incorporation. The Second Amended and Restated Articles of Incorporation of Pershing Gold Corporation are filed as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 3, 2019, Pershing Gold issued a press release regarding the consummation of the Merger and the suspension of trading of Pershing Gold Common Stock on the Nasdaq Stock Market. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)       The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Pershing Gold Corporation
3.2	Second Amended and Restated Articles of Incorporation of Pershing Gold Corporation
16.1	Letter of KBL, LLP dated April 9, 2019
99.1	Press Release announcing consummation of the Merger dated April 3, 2019*

*	Furnished, not filed, herewith.

+	Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019

PERSHING GOLD CORPORATION

By:	/s/ Darren Blasutti
Darren Blasutti
President